UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 21, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 21, 2017, Finjan Holdings, Inc. (the “Company”) and Finjan Mobile, Inc. (“Finjan Mobile”), a wholly-owned subsidiary of the Company, entered into a Confidential Avira VPN Platform Distribution Agreement (the “Distribution Agreement”) with Avira, Inc., a Delaware corporation (“Avira”). Pursuant to the Distribution Agreement, Avira will provide its Virtual Private Network (“VPN”) platform and technical support (“VPN Platform”) to Finjan Mobile, and Finjan Mobile will offer, distribute and sell the VPN Platform as part of its Vital Security™ suite of product offerings. Avira will also grant Finjan Mobile certain license rights in connection with the Distribution Agreement and Finjan Mobile shall pay Avira $3.9 million in license fees under the Distribution Agreement, payable in 12 quarterly installments of $325,000 over the next 3 years.

On April 21, 2017, Finjan Mobile also entered into a Confidential Patent Cross License Agreement (the “Cross License Agreement”) with Avira. Pursuant to the Cross License Agreement, the parties will grant patent cross licenses to each other and their affiliates. The specific terms of the Cross License Agreement are confidential.

A copy of the press release issued by the Company relating to the Distribution Agreement and the Cross License Agreement discussed above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 26, 2017, entitled “Finjan Mobile Announces Go-to-Market Technology Partnership with Avira – Parties sign Cross-License to Each Other’s Patents.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: April 26, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer